EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of BBN Global Consulting, Inc.  (the “Company”) on Form 10-K for the period ending October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hank Cohn, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

Such Annual Report on Form 10-K for the year ending October 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the year ending October 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of BBN Global Consulting, Inc.

Date: January 29, 2009

/s/ Hank Cohn
Hank Cohn Chief Executive Officer Chief Financial Officer